UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 4, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 4, 2016, the Board of Directors (the “Board”) of EnteroMedics Inc. (the “Company”) established and approved certain objectives under the Company’s Management Incentive Plan, as amended (the “Plan”) for fiscal year 2016. A summary of the Plan was previously attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 12, 2008 and is incorporated herein by reference.

With respect to the corporate performance component, on May 4, 2016, the Board established objectives for the “Base Plan” and the “Incremental Plan.” Pursuant to the Plan, if participants achieve the designated “Base Plan” objectives, they will be entitled to receive a bonus equal to a “Base Plan” percentage of their base salary for the year. In addition to the Base Plan bonus amount, participants in the Plan are also eligible to receive an additional bonus equal to the designated “Incremental Plan” percentage of their base salary if certain additional “Incremental Plan” objectives are achieved. For example, if 100% of the corporate objectives under the Base Plan and Incremental Plan are achieved, the CEO would be eligible for a total bonus equal to 50% of his base salary. The table below sets forth the updated bonus percentages that may be paid to participants in the Plan under the “Base Plan” and “Incremental Plan”:

Title	“Base Plan” (bonus as percentage of salary)	“Incremental Plan” (bonus as percentage of salary)	Maximum Bonus (as percentage of salary)
President and CEO	40%	10%	50%
CFO/CCO and EVP MA/CMO	35%	10%	45%
Senior VP	32%	8%	40%
VP	28%	7%	35%
Director	20%	5%	25%

The performance objectives under the Plan include individual as well as corporate performance components for all participants except (i) the Chief Executive Officer, (ii) the Chief Financial Officer and Chief Compliance Officer and (iii) the Executive Vice President of Medical Affairs and Chief Medical Officer, whose bonuses are based entirely on corporate performance objectives. The corporate performance objectives are set for all participating executive officers by the the Board. The individual performance objectives are set separately and specifically for each participating individual by their direct supervisor. The individual objectives are weighted against the corporate performance component in determining the bonus as set forth in the table below:

Title	Corporate Objective Weighting	Individual
President and CEO	100%	0%

CFO/CCO and EVP MA/CMO	100%	0%
Senior VP	90%	10%
VP	80%	20%
Director	60%	40%

The “Base Plan” corporate performance objectives established by the Board for fiscal year 2016 consist of: (i) the achievement of a certain level of unit sales of the Company’s Maestro Rechargeable System in 2016; (ii) the achievement of certain milestones in 2016 related to the Company’s reimbursement plan; (iii) the implementation of certain tracking and reporting procedures for users of the Maestro Rechargeable System; and (iv) the achievement of certain financial objectives. The “Incremental Plan” corporate performance objective for fiscal year 2016 is the achievement of a minimum amount of revenue generated from sales of the Maestro Rechargeable System. If the Incremental Plan objective is achieved, the Compensation Committee may, in its discretion, increase the total bonus award up to 150%. The Incremental Plan objectives are designed as an extension of certain Base Plan objectives in order to provide additional incentive for achievement. In accordance with the Plan, the Compensation Committee of the Board, in its discretion, may determine to award partial or full payment of annual cash incentive compensation in the event that some, but not all, of the “Base Plan” or “Incremental Plan” corporate goals are achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Compliance Officer

Date: May 10, 2016